EXHIBIT 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of CoreComm Limited on Form S-8 of our report dated February 10, 2000, except for Note 18, for which the date is March 12, 2000, relating to the consolidated financial statements of Voyager.net, Inc., which appears in CoreComm Limited's Registration Statement on Form S-4 (Registration No. 333-44028).


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Grand Rapids, Michigan
September 27, 2000